Exhibit 10.25

DATED	April 20, 2018

EXCLUSIVE BUSINESS COOPERATION AGREEMENT

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following Parties on the 20th day of April, 2018 in Shenzhen, People’s Republic of China (“PRC” or “China”).

Party A: Shenzhen Samoyed Information Technology Co., Ltd, a limited liability company organized and existing under the laws of PRC, with its address at Building A, No. 1, Qian Wan Yi Road, Qianhai Harbour Co-operation Zone, Shenzhen, PRC; and

Party B: Shenzhen Wuyu Technologies Services Co., Ltd, a limited liability company organized and existing under the laws of PRC, with its address at Room 3206, Building 1B, Huasheng Shenghui, Shang Chuan Road, Xin An Street, Bao An District, Shenzhen, PRC.

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas:

1.                                      Party A is a Wholly Foreign Owned Enterprise established in China, and has the necessary resources to provide technical services and business consulting services;

2.                                      Party B is a company with exclusively domestic capital registered in China and carries out the Internet Technology exploration, transfer, consultation and service: Integration, operation and maintenance of computer systems; Design and technical R&D of credit rating system; Technical development and selling of computer software and hardware; Market investigation; Conference and Exhibition planning; Data processing and storage; Advertising business; e-commerce; information inquiry (limited projects excluded) business in China;

3.                                      Party A is willing to provide Party B, on an exclusive basis, with technical, consulting and other services in relation to the internet information, technical consultation and advertising information business of Party B during the term of this Agreement, utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such exclusive services provided by Party A or Party A’s designee(s), each on the terms set forth herein.

Now therefore, upon mutual discussion and negotiation, the Parties have reached the following agreement:

1.                                      SERVICES PROVIDED BY PARTY A

1.1                               Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with comprehensive business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement, which may include all services within the business scope of Party B as may be determined from time to time by Party A, including, but not limited to, technical services, network support, business consultations, intellectual property licenses, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance.

1.2                               Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A’s prior written consent, during the term of this Agreement, Party B shall not directly or indirectly accept the same or any similar consultations and/or services provided by any third party and shall not establish similar cooperation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

秘密文件 Strictly Confidential

1.3                               Service Providing Methodology

1.3.1                     Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into further technical service agreements or consulting service agreements, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2                     To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into intellectual property (including, but not limited to, software, trademark, patent and know-how) license agreements, which shall permit Party B to use Party A’s relevant intellectual property rights, at any time and from time to time based on the needs of the business of Party B.

1.3.3                     To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, both Parties, directly or through their respective affiliates, may enter into equipment or property leases which shall permit Party B to use Party A’s relevant equipment or property based on the needs of the business of Party B.

2.                                      CALCULATION AND PAYMENT OF SERVICE FEES

The service fee charged by Party A shall, in principal, equal to 100% of the net profit of the Party B (but in case such net profit is less than zero, the service fee shall equal to zero). Party A may settle such fee on half-yearly basis (or such other intermittence as approval by two-thirds of the board member of Party A) by sending an invoice to Party B for the preceding calculating period. The Parties agree that with respect to the service provided by Party A, the service fee shall be determined based the technical difficulties and complexity of the service provided, the time spent by staff of the Party A in providing such service, the content of the service provided and the intellectual properties provided and the commercial value thereof, and the market value of the similar service, intellectual properties, equipment and factored leased. The time of the invoicing and the amount of the service fee charged shall be approved by the board of Party A following its due decision making procedure.

The Parties agree that the service fees under this Agreement may be determined and paid based on the methods set forth in the separate agreements to be entered between Party A and Party B described in Section 1.3, provided such agreement does not contravene the principal set out in the preceding paragraph which can be amended by unanimous approval of the board of Party A.

3.                                      INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY CLAUSES

3.1                               Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including, but not limited to, copyrights, patents, patent applications, trademarks, software, technical secrets, trade secrets and others, regardless of whether they have been developed by Party A or Party B.

3.2                               The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving Party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange or orders of any court or other government authorities; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3                               The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.                                      REPRESENTATIONS AND WARRANTIES

4.1                               Party A hereby represents and warrants as follows:

4.1.1                     Party A is a company legally registered and validly existing in accordance with the laws of the PRC.

4.1.2                     Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and been given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3                     This Agreement constitutes Party A’s legal, valid and binding obligations, enforceable in accordance with its terms.

4.2                               Party B hereby represents and warrants as follows:

4.2.1                     Party B is a company legally registered and validly existing in accordance with the laws of the PRC and may engage in Internet Technology exploration, transfer, consultation and service: Integration, operation and maintenance of computer systems; Design and technical R&D of credit rating system; Technical development and selling of computer software and hardware; Market investigation; Conference and Exhibition planning; Data processing and storage; Advertising business; e-commerce; information inquiry as approved by the relevant governmental authorities of the PRC;

4.2.2                     Party B’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3                     This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

5.                                      EFFECTIVENESS AND TERM

5.1                               This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 10 years.  After the execution of this Agreement, both Parties shall review this Agreement every 3 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

5.2                               The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall accept such extended term unconditionally.

6.                                      TERMINATION

6.1                               Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2                               During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days’ prior written notice to Party B at any time.

6.3                               The rights and obligations of the Parties under Articles 3, 7, 8 and this Article 6.3 shall survive the termination of this Agreement.

7.                                      GOVERNING LAW AND RESOLUTION OF DISPUTES

7.1                               The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2                               In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Shenzhen Court of International Arbitration (“SCIA”) for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Shenzhen, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3                               Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.                                      INDEMNIFICATION

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A at the request of Party B, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9.                                      NOTICES

9.1                               All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1                     Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2                     Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2                               For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Shenzhen Samoyed Information Technology Co., Ltd
Address:	B4-902, Kexing Science Park, 15 Keyuan Road, Nanshan
District, Shenzhen, PRC
Attn:	Wang Xiaojun
Phone:	XXXXXX

Party B:	Shenzhen Wuyu Technologies Services Co., Ltd
Address:	B4-903, Kexing Science Park, 15 Keyuan Road, Nanshan
District, Shenzhen, PRC
Attn:	LIN Xi
Phone:	XXXXXX

9.3                               Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10.                               ASSIGNMENT

10.1                        Without Party A’s prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2                        Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.                               SEVERABILITY

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.                               AMENDMENTS AND SUPPLEMENTS

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

13.                               LANGUAGE AND COUNTERPARTS

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A:                                     Shenzhen Samoyed Information Technology Co., Ltd

By:	/s/LIN Jianming

Name:	LIN Jianming

Title:	Legal Representative

Date:	April 20, 2018

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party B:                                     Shenzhen Wuyu Technologies Services Co., Ltd

By:	/s/LIN Jianming

Name:	LIN Jianming

Title:	Legal Representative

Date:	April 20, 2018